Exhibit 23.1
Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

1)Registration Statement (Form S-3 No. 333-258097) of Newmont Corporation;
2)Registration Statements (Form S-8 Nos. 333-124653 and 333-171298), pertaining to the Newmont Mining Corporation 2005 Stock Incentive Plan;
3)Registration Statements (Form S-8 Nos. 333-188128 and 333-214662), pertaining to the Newmont Mining Corporation 2013 Stock Incentive Plan; and
4)Registration Statement (Form S-8 No. 333-238048), pertaining to the Newmont Corporation 2020 Stock Incentive Compensation Plan;
of our report dated August 11, 2023, relating to the consolidated financial statements of Newcrest Mining Limited as of and for the years ended June 30, 2023, 2022 and 2021, appearing in Annex B to the Definitive Proxy Statement on Schedule 14A of Newmont Corporation, filed with the United States Securities and Exchange Commission on September 5, 2023, and which is incorporated by reference into this Amendment No. 1 on Current Report on Form 8-K/A of Newmont Corporation.

/s/ Ernst & Young

Melbourne, Australia
November 20, 2023